Exhibit 10.2

STOCKHOLDERS AGREEMENT

AMONG

LOGICAL BROKERAGE CORP.,

RIOT BLOCKCHAIN INC.,

AND

MARK BRADLEY FISHER

DATED AS OF MARCH 26, 2018

STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this "Agreement") is made as of March 26, 2018 (the "Effective Date") by and among:
(i)     Logical Brokerage Corp., a Florida corporation (the "Company");

(ii)    Riot Blockchain Inc., a Nevada corporation ("Riot" and, collectively, with its Permitted Transferees, the "Riot Stockholders");

(iii)    Mark Bradley Fisher ("Fisher" and, collectively, with his Permitted Transferees, the "Other Stockholders"); and

(iv)   any other Person who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the "Joinder Agreement").  For purposes of this Agreement, a Person who joins this Agreement pursuant to a Joinder Agreement shall be included in the term "Riot Stockholder," or "Other Stockholder" as specified in such Joinder Agreement.

RECITALS
WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of March 26, 2018, by and between Riot and Fisher (the "Stock Purchase Agreement"), Riot purchased the Purchased Shares (as such term is defined in the Stock Purchase Agreement) from Fisher;
WHEREAS, as of the Effective Date, the Capital Stock is held as set forth on Schedule I attached hereto; and
WHEREAS, the parties hereto believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.  DEFINITIONS.  Capitalized terms used but not otherwise defined elsewhere in this Agreement shall have the meanings ascribed thereto in Section 11 hereof.
2.  VOTING AGREEMENT.
Board of Directors.  From and after the Effective Date and until the provisions of this Section 2 expire, each Stockholder so entitled to vote shall vote all of his, her or its Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

2.1.1     the authorized number of directors on the board of directors of the Company (the "Board") shall be determined by the Majority Riot Stockholders;
2.1.2     the initial number of directors on the Board shall be one (1), and the initial director shall be John O'Rourke;
2.1.3     the composition of the board of directors or other governing body of each of the Company's Subsidiaries (each a "Sub Board") shall be as directed or appointed, from time to time, by a majority of the directors of the Board;
2.1.4     any committees of the Board or of a Sub Board shall be created only upon the approval of a majority of the directors of the Board or a majority of the directors of such Sub Board, as applicable;
2.1.5     subject to Section 2.1.6 below, any director on the Board or any director on any Sub Board may be (or, as and to the extent required hereunder, shall be) removed from the Board or a Sub Board, from time to time, in the manner allowed by law and the Company's or such Subsidiary's certificate of incorporation and bylaws or similar governing documents; provided, that with respect to any director on the Board, such removal (with or without cause) shall only be upon the written request of the Majority Riot Stockholders and for no other reason;
2.1.6     if at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a director, such vacancy shall automatically reduce the number of directors by the number of vacancies until such time as the Stockholders entitled to nominate and designate such director pursuant to Section 2.1.1 shall nominate and designate a director to fill such vacancy and such director shall have been elected to the Board in accordance with this Agreement, the Company's certificate of incorporation and the Company's bylaws, whereupon the number of directors shall be automatically increased by the number of vacancies so filled.  Upon receipt of notice of the designation of a nominee pursuant to this Section 2.1, each Stockholder so entitled to vote shall, as soon as practicable after the date of such notice, take action, including the voting of his, her or its voting securities, to elect the director so designated to fill such vacancy; and
2.1.7     if at any time a vacancy is created on any Sub Board by reason of the incapacity, death, removal or resignation of a director, such vacancy shall automatically reduce the number of directors by the number of vacancies until such time as such vacancy shall be filled in accordance with such Subsidiary's certificate of incorporation and bylaws or similar governing documents, whereupon the number of directors shall be automatically increased by the number of vacancies so filled.
2.2     Grant of Proxy. Each Other Stockholder hereby grants to the Majority Riot Stockholders an irrevocable proxy coupled with an interest to vote such Other Stockholder's Shares in accordance with such Other Stockholder's agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.5.
2.3     Out-of-pocket Expenses; Compensation.  The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof. In addition, each director may be compensated for his or her service as a director in such amounts as the Board may determine from time to time.
2.4     The Company.  The Company agrees not to give effect to any action by any holder of Capital Stock or any other Person which is in contravention of this Section 2.
2.5     Period.  The foregoing provisions of this Section 2 shall expire on the consummation of the Initial Public Offering.

3.    TRANSFER RESTRICTIONS.  Except for any Transfer by an Other Stockholder pursuant to Section 3.1, no Other Stockholder shall Transfer any Shares to any other Person without first obtaining a written consent from the Board and the Majority Riot Stockholders (which consents may be granted, conditioned or withheld in the Board's and the Majority Riot Stockholders' sole discretion).  No Other Stockholder shall avoid the restrictions or obligations set forth in this Section 3 by (i) undergoing an ownership change itself, (ii) issuing equity interests or interests convertible into, exchangeable or exercisable for equity interests or permitting any transfer of its equity interests or interests convertible into, exchangeable or exercisable for its equity interests, or (iii) Transferring any Shares to any other Person and then Transferring or permitting the Transfer of such other Person in whole or in part.  Each Stockholder understands and agrees that the Shares held by such Stockholder on the Effective Date have not been registered under the Securities Act or under any state securities laws.  No Stockholder shall Transfer such Stockholder's Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state securities laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Shares were issued.
3.1    Permitted Transfers.
3.1.1     Transfers by an Other Stockholder.  Each Other Stockholder may only Transfer all or any portion of such Other Stockholder's Shares so long as such Transfer is (a) a bequest to, or for the benefit of, any family member of such Other Stockholder, or (b) to a trust solely for the benefit of such Other Stockholder or such Other Stockholder's family members in respect of which such Other Stockholder serves as the sole trustee; provided that the trust instrument governing said trust shall provide that such Other Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares.
3.1.2     Transfers by a Riot Stockholder.  Subject to the provisions of Section 4.1, any Riot Stockholder may freely Transfer all or any portion of such Riot Stockholder's Shares without any consent or approval from, or notice to, the Board or any Other Stockholder.
3.1.3     Transfers in Connection with Tag-Along Rights and Drag Along Rights.  Any Stockholder may Transfer any or all of such Stockholder's Shares in accordance with the provisions, terms and conditions of Section 4.1 or Section 4.2, as applicable.
3.1.4     Requirements of Permitted Transfer.  No Transfer permitted under the terms of Section 3 (including a Transfer as to which the Board has given its prior written consent) shall be effective unless the transferee of such Shares has delivered to the Company a Joinder Agreement indicating that such Shares shall be subject to all of the provisions of this Agreement, and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as a "Riot Stockholder," or "Other Stockholder," as the case may be, hereunder.  In addition, unless the Board and the Majority Riot Stockholders waive the following requirements, each transferee of an Other Stockholder shall be a United States citizen or resident.  No Transfer by any Stockholder to a Permitted Transferee shall relieve such Stockholder of any of its obligations hereunder.
3.2      Impermissible Transfer.  Any attempted Transfer of Capital Stock not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
3.3      Period. The foregoing provisions of Section 3 shall expire on the consummation of the Initial Public Offering.

4.     "TAG-ALONG" AND "DRAG-ALONG" RIGHTS.
4.1     Tag-Along.  If one or more Riot Stockholders (each such Riot Stockholder, a "Prospective Selling Tag Stockholder") proposes to Transfer (other than, with respect to any Riot Stockholder, any Transfer: (i) to any of its Subsidiaries or other Affiliates, (ii) in the event of a winding up of such Riot Stockholder, to any of its stockholders, limited partners, members or other interest holders in accordance with such Riot Stockholder's constitutive documents, or (iii) pursuant to an Initial Public Offering) in a business combination or otherwise, thirty-five percent (35%) or more of the total issued and outstanding Capital Stock to any Prospective Buyer:
4.1.1     Notice.  The Prospective Selling Tag Stockholder shall deliver a written notice (the "Tag-Along Notice") to each Other Stockholder (each, a "Tag-Along Holder") at least thirty (30) days prior to such proposed Transfer.  The Tag-Along Notice shall include:
(a)     the principal terms of the proposed Transfer, including (i) the number of Shares to be purchased from the Prospective Selling Tag Stockholder, (ii) a fraction expressed as a percentage, determined by dividing the number of Shares to be Transferred by the Prospective Selling Tag Stockholder by the total number of Shares held by such Prospective Selling Tag Stockholder (the "Tag-Along Sale Percentage"), (iii) the per share purchase price or, if not reasonably determinable, the Prospective Selling Tag Stockholders' good faith, reasonable determination of the maximum and minimum per share purchase price, and (iv) the name and address of the Prospective Buyer; and
(b)     an invitation to each Tag-Along Holder to make an offer to include in the proposed Transfer to the applicable Prospective Buyer an additional number of Shares held by such Tag-Along Holder (not, in any event, to exceed the Tag-Along Sale Percentage of such Tag-Along Holder's Shares), on the same terms and conditions (subject to the provisions of Section 4.3.2) with respect to each Share Transferred as the Prospective Selling Tag Stockholders shall Transfer each of their Shares.
4.1.2     Exercise.  Within thirty (30) days after the effectiveness of the Tag-Along Notice under Section 12.2, each Tag-Along Holder desiring to make an offer to include Shares held by such Stockholder and covered by the Tag-Along Notice in the proposed Transfer (each a "Participating Tag Seller" and, together with the Prospective Selling Tag Stockholders, collectively, the "Tag-Along Sellers") shall furnish a written notice (the "Tag-Along Offer") to the Prospective Selling Tag Stockholders offering to include an additional number of Shares (provided, that in no event shall the number of Shares proposed to be sold exceed the Tag-Along Sale Percentage of such Participating Tag Seller's total Shares) which such Participating Tag Seller desires to have included in the proposed Transfer.  Each Tag-Along Holder who does not accept the Prospective Selling Tag Stockholders' invitation to make an offer to include Shares in the proposed Transfer shall be deemed to have waived all participation rights with respect to such Transfer, and the Tag-Along Sellers shall thereafter be free to Transfer to the Prospective Buyer, at a per share price no greater than the per share price (or, if not reasonably determinable, the maximum per share price) set forth in the Tag-Along Notice and on other principal terms which are not materially more favorable in the aggregate to the Tag-Along Sellers than those set forth in the Tag-Along Notice, without any further obligation to such non-accepting Tag-Along Holder.

4.1.3     Irrevocable Offer.  The offer of each Participating Tag Seller contained in its Tag-Along Offer shall be irrevocable, and, to the extent the Prospective Selling Tag Stockholders consummate the proposed Transfer as such Transfer is described in the Tag-Along Notice (including with respect to the number of Shares that are being Transferred by the Prospective Selling Tag Stockholder), such Participating Tag Seller shall be bound and obligated to Transfer in the proposed Transfer up to such number of Shares as such Participating Tag Seller shall have specified in its Tag-Along Offer (subject to appropriate reduction in the event the actual Tag-Along Sale Percentage is lower than the Tag-Along Sale Percentage set forth in the Tag-Along Notice); provided, however, that if the principal terms of the proposed Transfer change with the result that the per share price shall be less than the per share price (or, if not reasonably determinable, the minimum per share price) set forth in the Tag-Along Notice or the other principal terms shall be materially less favorable to the Tag-Along Sellers than those set forth in the Tag-Along Notice, each Participating Tag Seller shall be permitted to withdraw the offer contained in its Tag-Along Offer and shall be released from its obligations thereunder.
4.1.4     Compliance by the Prospective Selling Tag Stockholders.  No Prospective Selling Tag Stockholder shall Transfer any Shares to any Prospective Buyer pursuant to a transaction to which Section 4.1 applies, if such Prospective Selling Tag Stockholder declines to allow the participation of any Participating Tag Seller in accordance with the terms of this Section 4.1. To the extent the Prospective Selling Tag Stockholders consummate the proposed Transfer, the Prospective Selling Tag Stockholders shall be bound and obligated to Transfer such number of Shares held by such Participating Tag Seller as such Participating Tag Seller shall have specified in its Tag-Along Offer (subject to appropriate reduction in the event the actual Tag-Along Sale Percentage is lower than the Tag-Along Sale Percentage set forth in the Tag-Along Notice).  If the Prospective Selling Tag Stockholders have not completed the proposed Transfer by the end of the one hundred twentieth (120th) day following the effectiveness of the Tag-Along Notice under Section 12.2 or if the Prospective Selling Tag Stockholders propose to Transfer any Shares to a Prospective Buyer not included in the Tag-Along Notice, each Participating Tag Seller shall be released from its obligations under the Tag-Along Offer, the Tag-Along Notice shall be null and void, and it shall be necessary for a separate Tag-Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.1, unless the failure to complete such proposed Transfer primarily resulted from any failure by any Participating Tag Seller to comply with the terms of this Section 4.1.
4.1.5     Fees; Expenses. The reasonable out-of-pocket fees and expenses of the Prospective Selling Tag Stockholders incurred in connection with a Transfer to this Section 4.1 applies and for the benefit of all Tag-Along Holders, to the extent not paid or reimbursed by the Company or the prospective transferee, shall be shared by the Prospective Selling Tag Stockholders and all Participating Tag Sellers on a pro rata basis, based on the aggregate consideration received by each Tag-Along Seller.
4.2     Drag-Along.  Each Stockholder hereby agrees, if requested by the Board, to Transfer the same percentage (the "Drag-Along Sale Percentage") of Shares that are proposed to be sold by the Majority Riot Stockholders (each such Person, a "Prospective Selling Drag Stockholder") to any Prospective Buyer in a proposed Transfer, including in respect of any Public Offering in which any Riot Stockholders register and sell Registrable Riot Stockholder Securities, in the manner and on the terms set forth in this Section 4.2.  The obligations of Stockholders to participate in a Transfer subject to this Section 4.2 shall be subject to satisfaction of the following conditions: (a) upon the consummation of the Transfer, each Stockholder shall be entitled to receive for the Shares held by such Stockholder the same form of consideration as each other Stockholder, and the aggregate consideration payable to, or received by, all Stockholders (after payment of all expenses related to such Transfer) in respect of their Shares (the "Aggregate Consideration") shall be apportioned and distributed among the Shares on a ratable basis; and (b) if any Stockholders are given an option as to the form and amount of consideration to be received, each Stockholder shall be given the same option.  The costs associated with any Transfer shall be borne by the Stockholders in the same proportion as they share the consideration received.  The Board or the Majority Riot Stockholders shall furnish a written notice (the "Drag-Along Notice") to each Other Stockholder.  The Drag-Along Notice shall set forth the principal terms of the proposed Transfer including (i) the number of Shares to be acquired from the Prospective Selling Drag Stockholder(s), (ii) the Drag-Along Sale Percentage, (iii) the approximate per share consideration for each Share to be received in the proposed Transfer, and (iv) the name and address of the Prospective Buyer.  If the Prospective Selling Drag Stockholders consummate the proposed Transfer to which reference is made in the Drag-Along Notice, each Other Stockholder (each a "Participating Drag Seller"), and, together with the Prospective Selling Drag Stockholders, collectively, the "Drag-Along Sellers") shall be bound and obligated to Transfer the applicable Drag-Along Sale Percentage of its Shares in the proposed Transfer in accordance with this Section 4.2.  If at the end of the one hundred twentieth (120th) day following the date of the effectiveness of the Drag-Along Notice under Section 12.2 the Prospective Selling Drag Stockholders have not completed the proposed Transfer, the Drag-Along Notice shall be null and void, each Participating Drag Seller shall be released from his, her or its obligation under the Drag-Along Notice and it shall be necessary for a separate Drag-Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.2.

4.3     Miscellaneous.  The following provisions shall be applied to any proposed Transfer to which Section 4.1 or Section 4.2 applies:

4.3.1     Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Transfer pursuant to Section 4.1 or Shares pursuant to Section 4.2 includes any securities, and the receipt thereof by a Participating Seller (but not the Prospective Selling Stockholders) would require under applicable law the provision to any Tag-Along Seller or Drag-Along Seller of any information regarding the Company, such securities or the issuer thereof as a result of such Participating Seller failing to be qualified as an "accredited investor" (as defined in the Securities Act), such Participating Seller shall not have the right to Transfer Shares in such proposed Transfer.  In such event, the Prospective Selling Stockholders shall have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.4 hereof) which would have otherwise been Transferred by such Participating Seller to the Prospective Buyer in the proposed Transfer, an amount in cash equal to the fair market value (as determined by the Board in good faith) of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.3.2     Further Assurances.  Each holder of Capital Stock, whether in such Person's capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer pursuant to Section 4.1 or Section 4.2 and any related transaction, including executing, acknowledging and delivering a purchase agreement, if any, consents, assignments, waivers and other documents or instruments; and otherwise reasonable cooperating with the Prospective Selling Stockholders and the Prospective Buyer; provided, however, that, notwithstanding any other provision of this Agreement, Participating Sellers shall only be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence.  Without limiting the generality of the foregoing, each Participating Seller (a) hereby waives (i) any applicable appraisal and/or dissenter's rights, and (ii) to the maximum extent permitted by law, any and all fiduciary duties that may be owed to such Participating Seller by any Stockholder (solely in such Stockholder's capacity as such, and not as a director or officer) in connection with any Transfer made pursuant to Section 4.1 or Section 4.2, and (b) agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholders to which such Prospective Selling Stockholders will also be party on the same terms and conditions; provided that the Participating Sellers shall (1) not be required to enter into any agreement restricting a Participating Seller's or its Affiliates' or related parties' ability to compete with the Company, and (2) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries on a joint and several basis; provided, however, that the aggregate amount of liability in connection with any Transfer of Shares shall not exceed the lesser of (x) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the Aggregate Consideration paid in such Transfer, or (y) the proceeds (including, for such purpose, the value of any rollover or other securities received) actually received by such Participating Seller in connection with such Transfer.

4.3.3     Transfer Process.  The Board and/or the Majority Riot Stockholders shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof that will be set forth in the Tag-Along Offer or the Drag-Along Notice.  No Riot Stockholder or any Affiliate of any Riot Stockholder shall have any liability to any other Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer except to the extent such Riot Stockholder shall have failed to comply with the provisions of this Section 4.

4.3.4     Closing.  The closing of a Transfer to which Section 4.1 or Section 4.2 applies shall take place at such time and place as the Prospective Selling Stockholders shall specify by notice to each Participating Seller but in no event fewer than five (5) business days following the date of the effectiveness of such notice.  At the closing of such Transfer, each Participating Seller shall deliver the certificates (or duly executed affidavits of loss thereof) evidencing the Shares to be Transferred by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4      Period.  The foregoing provisions of Section 4 shall expire on the consummation of the Initial Public Offering.

5.     RIGHT OF PARTICIPATION.  The Company shall not, and shall not permit any Subsidiary of the Company (the Company and each such Subsidiary, an "Issuer") to (x) issue or sell any shares of any of its equity securities, or (y) issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its equity securities (each, an "Issuance" of "New Securities"), except in compliance with the provisions of Section 5.1 or Section 5.2.

5.1     Right of Participation.

5.1.1     Offer.  Not fewer than thirty (30) days prior to the consummation of an Issuance, a notice (the "Participation Notice") shall be furnished by the Issuer to each Stockholder (the "Participation Offerees").  The Participation Notice shall include:

(a)     the principal terms of the proposed Issuance, including (i) the amount and kind of New Securities to be included in the Issuance, (ii) the percentage of the total number of Shares outstanding as of immediately prior to giving effect to such Issuance that are held by such Participation Offeree relative to the total number of Shares outstanding as of immediately prior to giving effect to such Issuance (the "Participation Portion"), and (iii) the price per share of the New Securities and the Persons to whom the New Securities will be issued (the "Prospective Subscribers"); and
(b)     the amount of New Securities that such Participation Offerees are entitled to purchase (which shall not exceed the applicable Participation Portion) on the same terms and conditions with respect to each unit of New Securities issued to the Participation Offerees as each of the Prospective Subscribers shall be issued units of New Securities.

5.1.2      Exercise.

(a)     General.  Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall send a written commitment to the Issuer within fifteen (15) days after the effectiveness of the Participation Notice (the "Pre-Emptive Exercise Period") specifying the amount of New Securities (not in any event to exceed the Participation Portion of the total amount of New Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a "Participating Buyer").  Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of such Participation Offeree's rights to participate in such Issuance.  If any Participation Offeree does not elect to purchase its full Participation Portion of the New Securities to be included in the Issuance, the Issuer shall promptly deliver written notice (an "Undersubscription Notice") to each Participation Offeree that has exercised its right to purchase its full Participation Portion of the New Securities to be included in the Issuance (each, a "Fully-Exercising Holder").  Each Fully-Exercising Holder shall be entitled, by providing written notice to the Issuer within five (5) business days after delivery of such Undersubscription Notice (the "Oversubscription Period"), to elect to purchase up to the aggregate number of New Securities for which all Participation Offerees were entitled to, but did not, subscribe.  Such New Securities shall be allocated among the Fully-Exercising Holders on a pro rata basis based on the number of New Securities each such Fully-Exercising Holder has elected to purchase.
(b)     Issuance of New Securities.  Following the expiration of the Pre-Emptive Exercise Period and, if applicable, the Oversubscription Period, the Issuer shall be free to issue New Securities in the Issuance to the Prospective Subscribers and any Participating Buyers, at a price not less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees.  If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.
(c)     Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and, so long as the Issuance is effectuated as described in the applicable Participation Notice (including with respect to the number of New Securities being issued pursuant to such Issuance), each such Participating Buyer shall be bound and obligated to acquire in the Issuance, on the same terms and conditions with respect to each unit of New Securities issued as the Prospective Subscriber, such amount of New Securities as such Participating Buyer shall have specified in such Participating Buyer's written commitment.
(d)     Time Limitation.  If at the end of the one hundred twentieth (120th) day following the date of the effectiveness of the Participation Notice in accordance with Section 12.2 the Issuer has not completed the Issuance, each Participating Buyer shall be released from his, her or its obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

5.1.3     Other Securities.  The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than the New Securities subject to the Issuance ("Other Securities") in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the New Securities to be acquired by it, Other Securities in the same proportion to the New Securities to be acquired by it as the proportion of Other Securities to New Securities being acquired by the Prospective Subscriber in the Issuance, and on the same terms and conditions as to each unit of New Securities and Other Securities issued to the Participating Buyers as the Prospective Subscriber shall be issued units of New Securities and Other Securities.
5.1.4     Certain Legal Requirements.  In the event that the participation in the Issuance by a Stockholder as a Participating Buyer (but not the Prospective Subscribers) would require under applicable law the provision to any holder of Shares (other than the Prospective Subscribers) of any information regarding the Company, such securities or the issuer thereof as a result of such Participating Buyer's failing to be qualified as an "accredited investor" (as defined in the Securities Act), such Stockholder shall not have the right to participate in the Issuance.
5.1.5     Further Assurances.  Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, shall, whether in his capacity as a Participating Buyer, Stockholder, officer or director of the Company or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise reasonably cooperating with the Company, the Issuer and the Prospective Subscriber.  Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.
5.1.6     Closing.  The closing of an Issuance pursuant to Section 5.1 shall take place at such time and place as the Issuer shall specify by notice to each Participating Buyer.  At the closing of any Issuance under this Section 5.1, the Issuer shall deliver to the Participating Buyer the certificates or other instruments evidencing the New Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such Participating Buyer's designated nominee, free and clear of any liens or encumbrances (other than liens pursuant to securities laws or this Agreement), against delivery by such Participating Buyer of the applicable consideration.  Each party to the purchase and sale of the new securities shall take such other actions as may be reasonably necessary to consummate the Issuance including entering into such additional agreements as may be necessary or appropriate on reasonable terms mutually acceptable to the parties thereto.
5.2     Post-Issuance Notice.  Notwithstanding the notice requirements of Section 5.1, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 5.1; provided that the Issuer shall (a) provide to each Stockholder who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance, and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per share of New Securities shall be set forth, (b) offer to issue to such Stockholder the number of New Securities of the type issued in the Issuance as may be requested by such Stockholder (not to exceed the Participation Portion that such Stockholder would have been entitled to pursuant to Section 5.1 multiplied by the sum of (x) the number of New Securities included in the Issuance, and (y) the aggregate number of New Securities issued pursuant to this Section 5.2 with respect to such Issuance) on the same economic terms and conditions with respect to such New Securities as the subscribers in the Issuance received, and (c) keep such offer open for a period of ten (10) business days, during which period, each such Stockholder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such New Securities (not in any event to exceed the Participation Portion that such Stockholder would have been entitled to pursuant to Section 5.1 multiplied by the sum of (x) the number of New Securities included in such issuance, and (y) the aggregate number of New Securities issued pursuant to this Section 5.2 with respect to such Issuance).

5.3     Excluded Transactions. The provisions of this Section 5 shall not apply to Issuances by the Company or any Subsidiaries of the Company as follows:
5.3.1     any Issuance of equity securities upon the exercise or conversion of any convertible securities, options or warrants issued after the Effective Date in compliance with the provisions of this Section 5;
5.3.2     any Issuance of equity securities to the Company's directors, officers, employees, contractors or agents pursuant to any equity incentive plan approved by the Board;
5.3.3     any Issuance of equity securities issued as consideration for any acquisition, equipment leasing arrangement or any debt financing from a bank or similar financial institution that is not an Affiliate of any Stockholder, in each case as authorized and approved by the Board;
5.3.4     any Issuance of equity securities pursuant to a Public Offering;
5.3.5     any Issuance of equity securities in connection with any stock split, stock dividend, stock combination or stock reclassification effected on a pro rata basis among all shares of stock of the same class; or
5.3.6     any Issuance of equity securities for any purpose other than capital raising, including issued in connection with a sale transaction or for a strategic business purpose.
5.4     Period.  The foregoing provisions of this Section 5 shall expire on the consummation of the Initial Public Offering.
6.     REGISTRATION RIGHTS.
6.1     Demand Registration Rights.
6.1.1     General.  The Majority Riot Stockholders ("Initiating Stockholders"), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act, including by means of a Shelf Registration Statement, for a Public Offering of all or a specified part of the Registrable Riot Stockholder Securities held by such Initiating Stockholders.  Upon receipt of any such request, the Company will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Stockholders together with all other Registrable Securities which the Company has been requested to register pursuant to Section 6.3 by notice delivered to the Company within ten (10) business days after the Company has given the notice required by Section 6.3.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register.
6.1.2     Form.  Except as otherwise provided above, each registration requested pursuant to Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a Shelf Registration Statement or different form has been requested in writing by the Initiating Stockholders.

6.1.3     Payment of Expenses.  The Company shall pay all reasonable expenses of the Initiating Stockholders incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1, which shall include one legal counsel selected by the Initiating Stockholders, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.
6.1.4     Additional Procedures.  In the case of a registration pursuant to Section 6.1 hereof, whenever the Initiating Stockholders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 6.3.  In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting.  If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations, warranties, and covenants by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions and obligations to deliver auditors' comfort letters and legal opinions (subject, in each case, to the limitations on such liabilities set forth in Section 6.3.3 of this Agreement).  The Company further agrees to cause its management to participate in customary "road shows" and to include in any offering documents (via prospectus supplement, free writing prospectus, or otherwise such information as the holders or any underwriters may reasonably request).
6.2     Short-Form Registration Rights.  Upon the Company becoming eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, in the event that the Company shall receive from any Riot Stockholders (a "S-3 Initiating Holder"), a written request that the Company register under the Securities Act on Form S-3 the sale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holder, the Company shall give written notice of such request to all of the other holders of Registrable Securities as promptly as practicable but in no event later than seven (7) business days before the anticipated filing date of such Form S‑3, which notice shall describe the proposed registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such other holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request in writing to the Company, given within five (5) business days of the date on which the Company has given the written notice of such registration.  Each request for an S-3 registration by an S-3 Initiating Holder shall state the type and number of the Registrable Securities proposed to be registered and the intended method of disposition thereof.  With respect to each S-3 registration, the Company shall, subject to Section 6.4, (i) include in such offering the Registrable Securities of the S-3 Initiating Holder and the holders of Registrable Securities who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holder included therein and (ii) file a registration statement on Form S-3 (or any successor form) relating to the S-3 registration and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable, but not later than forty five (45) days after it receives a request under this Section 6.2.  Notwithstanding the foregoing, the Company shall not be required to register the Registrable Securities unless the Registrable Securities requested by the S-3 Initiating Holder to be included in any S-3 registration has a fair market value (based on the last trading price of the Capital Stock at the close of trading day immediately preceding the date the notice under this Section 6.2 is received by the Company) of at least Twenty-Five Million Dollars ($25,000,000), or such lower amount as approved by the Board.

6.3     Piggyback Registration Rights.
6.3.1     Piggyback Registration.

(a)     General.  Each time the Company proposes to register any shares of Capital Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of a Riot Stockholder (pursuant to this Section 6 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so.  Any such holder may, by written response delivered to the Company within twenty (20) days after the effectiveness of such notice under Section 12.2, request that all or a specified part of the Registrable Securities held by such holder be included in such registration.  The Company thereupon will use its reasonable best efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such holders, to the extent required to permit the disposition of the Registrable Securities to be so registered.  No registration of Registrable Securities effected under this Section 6.3 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 6.1 hereof.
(b)     Excluded Transactions.  The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.3 incidental to the registration of any of its securities in connection with:
(i)     any Public Offering relating only to employee benefit plans or dividend reinvestment plans;
(ii)     any Public Offering relating to the acquisition or merger after the Effective Date by the Company or any of its Subsidiaries of or with any other businesses or in connection with a Rule 145 Transaction; or
(iii)    the Initial Public Offering, unless any Shares held by any Riot Stockholders are included in such offering.
6.3.2     Payment of Expenses.  The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.3.
6.3.3     Additional Procedures.  Holders of Shares participating in any Public Offering pursuant to this Section 6.3 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of customary selling stockholder representations and warranties with respect to information furnished in writing by such selling stockholder for use in connection with such Public Offering, indemnifications with respect to such information and "lock-up" agreements for the benefit of the underwriters as provided in Section 6.4.4; provided, however, that with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering.  Any Shares for which a registration statement has become effective under the Securities Act and which are Transferred in accordance with such registration statement shall conclusively be deemed thereafter not to be Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

6.4     Certain Other Provisions.
6.4.1     Underwriter's Cutback.  In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per-share offering price) require a limitation of the number of shares to be underwritten.  Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of Registrable Securities which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.4.1).  Upon receipt of notice from the underwriter of the need to reduce the number of Registrable Securities to be included in the registration, the Company shall advise all Stockholders that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the registration shall be allocated in the following manner: Shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Riot Stockholders, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of Shares is still required, the number of Registrable Securities and other Shares that may be included in such registration shall be allocated among the Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each Stockholder holds.  For purposes of any underwriter cutback, all Registrable Securities held by any Stockholder shall also include any Registrable Securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.  Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 6.1.1 or Section 6.3.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent the Company.
6.4.2     Other Actions.  If and in each case when the Company is required to use its reasonable best efforts to effect a registration of any Registrable Securities as provided in this Section 6, the Company shall take appropriate and customary actions in furtherance thereof, including (a) promptly filing with the Commission a registration statement and using reasonable best efforts to cause such registration statement to become effective, (b) preparing and filing with the U.S. Securities and Exchange Commission (the "Commission") such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statements effective (i) in the case of Shelf Registration Statements, until the earlier of (x) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and (y) the date as of which each of the holders of Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 and without volume limitation or other restrictions on transfer thereunder, and (ii) in the case of all other registration statements, for a period not to exceed one hundred eighty (180) days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) using its reasonable best efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and (d) otherwise cooperating reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including participation in due diligence sessions, drafting sessions, management presentations and "road shows" by its officers and employees.

6.4.3     Selection of Underwriters and Counsel.  The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Company or, in the case of an offering following a request therefor under Section 6.1.1, the Initiating Stockholders.
6.4.4     Lock-Up.  Without the prior written consent of the underwriters managing any Public Offering (the "Managing Underwriters"), for a period beginning seven (7) days immediately preceding and ending on the ninetieth (90th) day (or in the case of the Initial Public Offering, one hundred eightieth (180th) day), in each case or such shorter periods agreed to by the Managing Underwriter, following the effective date of the registration statement used in connection with such offering (which time periods may be extended upon the request of the Managing Underwriters, to the extent required by any Financial Industry Regulatory Authority ("FINRA") rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the above-stated expiration date of such period), neither the Company nor any holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for such Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Capital Stock, whether any such transaction described in clauses (a) or (b) above is to be settled by delivery of such Capital Stock or such other securities, in cash or otherwise.
6.4.5     Furnish Information.  The obligations of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities of any holder is conditional upon such holder furnishing to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of such securities, as is required to effect the registration of Registrable Securities.
6.5     Indemnification and Contribution.
6.5.1     Indemnities of the Company.  In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its Subsidiaries are sold (whether or not for the account of the Company or its Subsidiaries), the Company will, and hereby does, and will cause each of its Subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is intended for use in the preparation thereof.  The indemnities of the Company and of its Subsidiaries contained in this Section 6.5.1 are in addition to any other rights to indemnification that any Covered Person may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities and the termination of this Agreement.

6.5.2     Indemnities to the Company.  The Company and any of its Subsidiaries may require from all Stockholders seeking to participate in a registered offering, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that the Company and any of its Subsidiaries shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Subsidiaries through an instrument executed by such seller specifically stating that it is intended for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.
6.5.3     Contribution.  If the indemnification provided for in Section 6.5.1 or Section 6.5.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 6.5 (an "Indemnitee") in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.  The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.5.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5.4     Limitation on Liability of Holders of Registrable Securities.  The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.
7.     INFORMATION RIGHTS; OTHER COVENANTS.
7.1     Other Stockholders. Each Other Stockholder acknowledges and agrees that such Other Stockholder shall have no right to receive, and the Company shall have no obligation to provide, any information regarding or relating to the Company or any of its Subsidiaries or other Affiliates unless, and only to the extent, required under applicable law.

7.2     Confidentiality.  Each Other Stockholder shall treat and hold as confidential all Confidential Information and refrain from disclosing or using any Confidential Information. In the event that any Other Stockholder is requested or required (by oral question or request for information or documents in any proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Other Stockholder will, unless prohibited by applicable law, notify the Company promptly of the request or requirement so that the Company may seek, at the Company's expense, an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, such Other Stockholder is, on the advice of counsel, required to disclose any Confidential Information, such Other Stockholder may disclose only such Confidential Information as is required to be disclosed; provided, however, that such Other Stockholder will use commercially reasonable efforts to obtain, at the reasonable request of the Company and at the Company's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company will designate. Notwithstanding the foregoing, such Other Stockholder will be permitted to make disclosures concerning Confidential Information (i) in connection with any tax returns filed by such Other Stockholder, (ii) to such Other Stockholder's auditors, accountants, counsel or other agents or representatives to the extent necessary for purposes of advising such Other Stockholder in connection with such Stockholder's investment in the Company, or (iii) in connection with the enforcement of the terms of this Agreement or any other agreements entered into in connection with the transactions contemplated by this Agreement.

7.3     Dividends; Distributions.  Any dividend or other distribution declared by the Board shall be paid on a pro rata basis among all Shares outstanding as of the record date for such dividend or other distribution; provided, however, that this Section 7.3 shall not prohibit or otherwise limit the Company and its Subsidiaries from redeeming, repurchasing or otherwise acquiring any equity securities issued to the Company's or any of its Subsidiaries' directors, officers, employees, service providers, independent contractors or agents.
8.     REMEDIES.
8.1     Generally. The Company and each Stockholder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.2     Deposit. Without limiting the generality of Section 8.1, if any Other Stockholder fails to deliver to the purchaser thereof the certificate or certificates (or duly executed affidavits of loss thereof) evidencing Shares to be Transferred pursuant to Section 4.1 or Section 4.2 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares into an account owned and controlled by the Company, and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder's rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, free and clear of any liens or encumbrances), such purchaser shall instruct the Company to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such Other Stockholder.

9.     LEGENDS.
9.1     Restrictive Legend.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
"THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE A PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE."

9.2     1933 Act Legends.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."
9.3     Stop Transfer Instruction.  The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.
9.4     Termination of 1933 Act Legend.  The requirement imposed by Section 9.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of the Company's counsel, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Capital Stock or (y) such Shares shall be transferable under paragraph (b)(1) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense or any legal opinions from such holders, new certificates not bearing the legend set forth in Section 9.2 hereof.  The obligations of the Company to take any action pursuant to this Section 9.4 with respect to any holder is conditional upon such holder furnishing to such counsel and the Company such information regarding itself and the Capital Stock as may be reasonably requested in order to establish that such legend is not required for compliance with any provisions of the Securities Act.
10.     AMENDMENT, TERMINATION, ETC.
10.1     Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Riot Stockholders; provided, however, that the consent of the Majority Other Stockholders shall be required for any amendment, modification, extension, termination or waiver that by its terms materially and disproportionately adversely affects the rights of such Other Stockholders under this Agreement, including Section 6 and Section 4.1, as compared to the effect of the foregoing on the rights of the Riot Stockholders under this Agreement.  Each such amendment, modification, extension, termination and waiver shall be binding upon the Company and each Stockholder.  In addition, the Company and each Stockholder may waive any right hereunder by an instrument in writing signed by such party or holder.
10.2     Effect of Termination.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11.     DEFINITIONS.  For purposes of this Agreement:
11.1     Certain Matters of Construction.  In addition to the definitions referred to or set forth below in this Section 11:
11.1.1     the words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
11.1.2     definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
11.1.3     the masculine, feminine and neuter genders shall each include the other; and
11.1.4     the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation."
11.2     Definitions.  The following terms shall have the following meanings:
 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).  In addition, the related parties of a Stockholder shall be deemed "Affiliates" of such Stockholder for purposes of this Agreement.
"Capital Stock" shall mean the capital stock, par value $0.01 per share, of the Company, or, in the event that the outstanding shares of capital stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Subsidiaries, such other stock or securities.
 "Confidential Information" shall mean any and all information of the Company and/or its Subsidiaries and other Affiliates other than information that is generally available to the public, other than through any Stockholder's or any of such Stockholder's Affiliates' or representatives' breach of such Stockholder's obligations under this Agreement.
"Initial Public Offering" shall mean an initial public offering, after the Effective Date, of the Capital Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.
"Majority Other Stockholders" shall mean, as of any date, the holder(s) of a majority of the Shares that are held by all Other Stockholders as of such date.
"Majority Riot Stockholders" shall mean, as of any date, the holder(s) of a majority of the Shares that are held by all Riot Stockholders as of such date.
"Participating Seller" shall mean a Participating Tag Seller and/or Participating Drag Seller, as applicable.
"Permitted Transferee" shall mean any Person that acquires or receives Shares in a Transfer in accordance with Section 3.

"Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.
"Prospective Buyer" shall mean any Person proposing to purchase shares from a Prospective Selling Stockholder pursuant to Section 4.1 or Section 4.2, as applicable.
"Prospective Selling Stockholder" shall mean a Prospective Selling Tag Stockholder and/or Prospective Selling Drag Stockholder, as applicable.
 "Public Offering" shall mean a firm underwritten public offering and sale of Capital Stock for cash pursuant to an effective registration statement under the Securities Act.
"Registrable Riot Stockholder Securities" shall mean the Registrable Securities held by the Riot Stockholders.
"Registrable Securities" shall mean all Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when: (i) such shares shall have been Transferred in accordance with the terms of this Agreement by a Stockholder to any Person who is not a Permitted Transferee thereof or is not a Stockholder; (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (iii) such securities shall have been Transferred pursuant to Rule 144; (iv) subject to the provisions of Section 9 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act or (v) such securities shall have ceased to be outstanding.
 "Rule 144" shall mean Rule 144 under the Securities Act (or any successor rule).
"Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.
"Shares" shall mean shares of Capital Stock.
"Shelf Registration Statement" shall mean a registration statement filed with the Commission on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act), or (b) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.
"Stockholders" shall mean, collectively, the Riot Stockholders, the Other Stockholders and each other Person who from time to time becomes party to this Agreement by execution of a Joinder Agreement.
 "Subsidiary" shall mean any Person in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing fifty percent (50%) or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Transfer" shall mean any direct or indirect sale, transfer, assignment, pledge, distribution, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.
12.     MISCELLANEOUS.
12.1     Authority; Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  Actions, approvals and rights exercisable by the Company pursuant to this Agreement shall require the approval of the Board.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto or constitute any such party's membership in a joint venture or other association.
12.2     Notices.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:
12.2.1     by hand (in which case, it will be effective upon delivery);
12.2.2     by electronic mail (in which case, it will be effective upon if sent prior to 5:00 p.m. (Eastern time) on a business day or on the following business day if received after 5:00 p.m. (Eastern time) or on a non-business day); or
12.2.3     by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);
in each case, to the address, facsimile number or electronic mail address listed below:
If to the Company:

Logical Brokerage Corp.
 c/o Riot Blockchain Inc.
202 6th Street, Suite 401,
Castle Rock, Colorado  80104
Attention:  John O'Rourke
Email:  john@riotblockchain.com

with copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois  60661
Attention: Gary DeWaal; Christopher T. Shannon
Email: gary.dewaal@kattenlaw.com; chris.shannon@kattenlaw.com
If to any Stockholder, at the address set forth opposite such party's name on Schedule II hereto.

Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
12.3     Binding Effect, Etc.  This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.
12.4     Descriptive Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
12.5     Counterparts.  This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or signature pages in ".pdf", ".tif" or similar format sent as an attachment to an electronic mail message), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
12.6     Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7     Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
13.     GOVERNING LAW; ARBITRATION.
13.1 All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of New York.  Subject to Section 13.2, each Stockholder hereby agrees that (a) any and all litigation arising out of this Agreement shall be conducted only in state or federal courts located in New York City, New York, and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters.  Each Stockholder and the Company hereby (i) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, and (ii) agrees that any such action shall be tried before a court and not before a jury.

13.2 Notwithstanding anything to the contrary contained in Section 13.1, each Stockholder hereby agrees that the Company and each Riot Stockholder shall have the right to elect to arbitrate and compel arbitration of any dispute hereunder through final and binding arbitration before JAMS (or its successor) ("JAMS").  The Company or such Riot Stockholder may commence the arbitration process by filing a written demand for arbitration with JAMS, with a copy to the applicable Stockholder(s); provided, however, that either the Company, such Riot Stockholder or such applicable Stockholders(s) may, without inconsistency with this arbitration provision, apply to any court in accordance with Section 13.1 and seek injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Any arbitration to be conducted pursuant to this Section 13.2 will be conducted in New York City, New York, or the State of New York as determined by the Company or such Riot Stockholder, as applicable, in its sole discretion, by one neutral arbitrator operating and appointed from the JAMS panel of neutrals in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time the demand for arbitration is filed.  The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction; provided, however, that the arbitration award shall not include factual findings or conclusions of law and no punitive damages shall be awarded.  The fees and expenses of such arbitration shall be borne by the non-prevailing party, as determined by such arbitration.  The provisions of this Section 13.2 with respect to the arbitration conducted pursuant to this Section 13.2 before JAMS may be enforced by any court of competent jurisdiction, and the parties seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party (or parties) against whom enforcement is ordered. The parties agree that this Section 13.2 has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described herein, and that this Section 13.2 shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters, in the event the Company or a Riot Stockholder elects to compel arbitration.  The Company and each Stockholder shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by applicable law or judicial decision.

13.3     Each Stockholder hereby submits to the personal jurisdiction of such courts described in Section 13.1 and/or JAMS arbitration described in Section 13.2 and waives any objection such Stockholder may now or hereafter have to venue or that such courts and/or JAMS arbitration are inconvenient forums.

13.4     Notwithstanding anything to the contrary in any other agreement between a Stockholder and the Company or any of its Subsidiaries or other Affiliates or another Stockholder (including an employment agreement, offer letter or restrictive covenant and work made for hire agreement), any dispute arising under or requiring the interpretation of this Agreement shall be governed by this Agreement, and the terms of this Agreement shall supersede any conflicting terms in any other such agreement (including any choice of law and venue provisions).

 [Signatures Appear on the Following Pages]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Stockholders Agreement as of the date first above written.

LOGICAL BROKERAGE CORP.

By: /s/ Mark Bradley Fisher
Name: Mark Bradley Fisher
Title: President

RIOT BLOCKCHAIN INC.

By: /s/ John O'Rourke
Name: John O'Rourke
Title: CEO

/s/ Mark Bradley Fisher
MARK BRADLEY FISHER

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the "Agreement") dated as of March [___], 2018, and as amended from time to time, by and among Logical Brokerage Corp., a Florida corporation (the "Company"), and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term ["Riot Stockholder" / "Other Stockholder"] (as defined in the Agreement).
The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address:  __________________________
Address:  __________________________
Address:  __________________________
Email:      __________________________
Facsimile No. _______________________

_____________________________
[NAME OF UNDERSIGNED]

Schedule I

Capitalization Table

Name of Stockholder	Number of Shares
Riot Blockchain Inc.	9.25
Mark B. Fisher	0.75

Schedule II

Stockholder Address Information
Riot Stockholders:
Name	Address	Email
Riot Blockchain Inc.	Attn: John O'Rourke 202 6th Streeth, Suite 401 Castle Rock, CO 80104	john@riotblockchain.com

Other Stockholders:
Name	Address	Email
Mark Fisher